Exhibit 4.1

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT (the "Agreement") made as of this 8th day of October, 1999 by and among Media Metrix, Inc., a Delaware corporation (the "Company"), and the securityholders of the Company set forth on Schedule I hereto (the "Stockholders").

                              W I T N E S S E T H:

      WHEREAS, this Agreement is made pursuant to the Agreement and Plan of Merger, dated as of 6th October, 1999, by and among the Company, Jupiter Acquisition Corp., a Washington corporation and a wholly owned subsidiary of the Company, AdRelevance, Inc., a Washington corporation ("Target")and the Stockholders (the "Merger Agreement"), which provides for the issuance by the Company to the Stockholders of 775,186 shares (the "Registrable Securities") of common stock, par value $.01 per share, of the Company;

      WHEREAS, the parties hereto desire to promote the interests of the Company and the interests of the Stockholders by establishing herein certain terms and conditions upon which the Company will register the shares of Common Stock owned by the Stockholders.

      NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

            "Closing Date" shall have the meaning ascribed to such term in the Merger Agreement.

            "Common Stock" means the common stock, par value $.01 per share, of the Company.

            "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act of 1933, as amended (the "Securities Act").

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            "Holder" shall mean any holder of the Registrable Securities.

            "Investors' Rights Agreement" shall mean the investors' rights agreement dated January 15, 1999 between Target and certain of the holders of the capital stock of Target.

            "Lock-Up Period" shall have the meaning assigned such term in
Section 4.3 hereof.

            "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 2 hereof.

            "Registrable Securities" shall mean shares of (i) the Common Stock held by the Stockholders or which may subsequently be distributed to the Stockholders under the terms of the Merger Agreement and (ii) Common Stock issued to the Stockholders upon any stock split, stock dividend, merger, consolidation, recapitalization or similar event, excluding all such shares which (x) have been registered under the Securities Act and disposed of in accordance with the registration statement covering them, (y) have been publicly sold pursuant to Rule 144 (or any successor rule) under the Securities Act ("Rule 144") or (z) are eligible for sale without restriction under Rule 144(k) (or any successor rule) under the Securities Act ("Rule 144(k)").

            The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

            "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 4 hereof, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the fees and expenses of one counsel for all the selling Holders and other security holders and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

            "Secondary Offering" shall have the meaning given such term in
Section 4.2(a) hereof.

            "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included under Registration Expenses).

            "Shelf Registration" shall have the meaning given such term in
Section 4.1(a) hereof.

      2. Restrictive Legend. Each certificate representing the Common Stock or any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or


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similar event shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities
Act) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. NO TRANSFER OF SAID SECURITIES SHALL BE PERMITTED IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS COVERING THE SHARES PROPOSED TO BE TRANSFERRED OR (II) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER WILL NOT REQUIRE COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE LAWS.

            Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if (x) with such request, the Company shall have received either an opinion referred to in (II) of the above legend to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, (y) in accordance with Rule 144(k), such holder is not and has not during the last three months been an affiliate of the Company and such holder has held the securities represented by such certificate for a period of at least two years. The Company will use its best efforts to assist any holder in complying with the provisions of this Section 2 for removal of the legend set forth above.

      3. Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Agreement. Prior to any proposed transfer of any Restricted Securities (other than under circum stances described in Section 4 hereof), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule
144) by a written opinion of legal counsel who shall be satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and applicable state securities laws whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth above unless the opinion of counsel referred to above is to the further effect that no such legend is required in order to establish compliance with any provisions of the Securities Act or applicable state securities laws.


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      4. Registration Rights.

      4.1 (a) Shelf Registration. In the event that the registration statement covering the Secondary Offering does not become effective prior to the 90th day following the Closing Date, the Company shall cause to be filed with the Commission a shelf registration statement (the "Shelf Registration") on Form S-1 or any other appropriate form to register the Registrable Securities within ninety (90) days after the Closing Date of the Merger, and shall use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws (except that the Company shall not be required to qualify the offering under the blue sky laws of any jurisdiction in which the Company would be required to execute a general consent to service of process unless the Company is already subject to service in such jurisdiction) and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of the Registrable Securities.

            (b) Following the effective date of the Shelf Registration, each Holder shall be entitled to sell the Registrable Securities held by such Holder.

            The registration statement filed pursuant to Section 4.1(a) may, subject to the provisions of this Section 4.1 (b), include other securities of the Company which are held by officers or directors of the Company or which are held by persons who, by virtue of agreements with the Company are entitled to include their securities in any such registration (collectively, "Other Stockholders"). The Company shall promptly give notice of any registration proposed under this Section 4.1 to such Other Stockholders.

            (c) The Company shall have the right to defer its obligation to effect a registration for up to one hundred and twenty (120) calendar days if, in the Company's good faith judgment, effecting a registration would be seriously detrimental to the Company and an executive officer of the Company so notifies the Holders in writing.

            (d) The Company shall have the right, upon five (5) days' prior written notice to the Holders of Registrable Securities, exercisable once every six (6) months, to suspend sales of Registrable Securities pursuant to an effective shelf registration statement for a period not to exceed 90 days, in the event that the Company is engaged in a material transaction which would otherwise be required to be disclosed in a post-effective amendment to the registration statement and the disclosure of which, in the good faith judgment of the Company's Board of Directors, would have a material adverse effect on the Company.

      4.2 Company Registration.

            (a) In the event that (i) the Company shall determine to register any of its securities for its own account in an underwritten offering (the "Secondary Offering") prior to the 90th day following the Closing Date, the Company shall offer to the Stockholders the right to include in


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such registration at least 226,462 shares of Common Stock, to be allocated among the Holders in the same proportion that such Holder's shares bear to the total Merger Consideration, or (ii) at any time after the later of January 1, 2000 or the expiration of the Lock-Up Period, the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, in each case other than a registration relating solely to employee benefit plans, a registration relating solely to a Commission Rule 145 transaction or a registration on any registration form which does not permit secondary sales, the Company will:

                  (i) promptly within ten (10) days of such determination give to each Holder written notice thereof; and

                  (ii) include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 4.2(b) below. Such written request may specify all or a part of a Holder's Registrable Securities.

                  However, to the extent that a Holder participates in the Shelf Registration, such Holder shall not be entitled to participate in the registration referred to in (a) (ii) above.

            (b) Underwriting. If the registration of which the Company gives notice pursuant to this Section 4.2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders by written notice. All Holders proposing to distribute their securities through such underwriting shall (together with the Company distributing its securities for its own account through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 4.2, but subject to the provisions of Section 4.2 (a) hereof, if the representative of the underwriters advises the Company in writing that, in its opinion, marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all Holders of securities requesting registration, and the number of shares that may be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its account and then in the following manner: (i) the securities requested to be registered by officers or directors of the Company shall be excluded from such registration and underwriting to the extent required by such limitation in proportion, as nearly as practicable, to the respective amounts of securities requested to be registered by such officers and directors, and (ii) the securities being sold for the account of the Holders and Other Stockholders shall be excluded from such registration and underwriting to the extent required by such limitation in proportion, as nearly as practicable, to the respective amounts of securities requested to be included in such registration. If any Holder or Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter.


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      4.3 Subsequent Shelf Registration. If the Company files a registration statement pursuant to Section 4.2 above and the Holders do not sell all or any portion of their shares in such registration, the Company shall use commercially reasonable efforts to cause to be filed with the Commission a shelf registration statement on Form S-1 or any other appropriate form to register the remaining Registrable Securities within thirty (30) days (but in any event not to exceed seventy-five (75) days of the expiration of any lock-up period effected in accordance with such secondary public offering by the Company (the "Lock-Up Period"), and shall use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws (except that the Company shall not be required to qualify the offering under the blue sky laws of any jurisdiction in which the Company would be required to execute a general consent to service of process unless the Company is already subject to service in such jurisdiction) and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of the Registrable Securities. Each Holder hereby agrees to furnish to the Company all information with respect to such Holder necessary to make the disclosure in such registration with respect to such Holder not materially misleading. Sales of Registrable Securities in any registration pursuant to this Section 4.3 shall be subject to and in compliance with the terms and conditions of Section 4.1 (c) and (d) hereof.

      4.4 Expenses of Registration.

            (a) The Company shall bear all Registration Expenses and the selling securityholders shall bear all Selling Expenses (in proportion, as nearly as practicable, to the securities of each securityholder being registered) incurred in connection with any registration, qualification or compliance pursuant to the provisions of Section 4.1 or 4.2.

            (b) The Company shall bear all Registration Expenses for the registration pursuant to Section 4.3 and the selling securityholders shall bear all Selling Expenses in connection therewith (in proportion, as nearly as practicable, to the securities of each securityholder then being registered). Thereafter, selling securityholders shall bear all Selling and Registration Expenses (in proportion, as nearly as practicable, to the securities of each securityholder then being registered).

      4.5 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

            (a) Keep such registration effective for a period of two hundred seventy (270) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 270-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that if Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and


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

provided further that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a)(3) of the Securities Act or (z) reflects facts or events represent ing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in the registration statement;

            (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement;

            (c) Furnish such number of prospectuses and other documents incident thereto, including any term sheet or any amendment of or supplement to the prospectus, as a selling Holder from time to time may reasonably request;

            (d) Notify each seller, at its last known address as set forth in the Company's books and records, of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

            (e) Cause all such Registrable Securities to be listed on each, if any, securities exchange on which similar securities issued by the Company are then listed;

            (f) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

            (g) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers and directors to supply all information reasonably requested by any such seller,


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

underwriter, attorney or accountant in connection with such registration statement; provided, however, that such seller, underwriter, attorney or accountant shall agree to hold in confidence and trust all information so provided;

            (h) Furnish to each selling Holder a signed counterpart, addressed to the selling Holder, of an opinion of counsel for the Company, dated the effective date of the registration statement, and "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the AICPA or other relevant authorities, covering sub stantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities; and

            (i) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

      5. Indemnification.

            (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to
Section 4 hereof, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related registration statement) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein or to the extent due to the failure of such Holder or underwriter to provide an updated prospectus or other document to a purchaser at a time when the Company has informed such Holder or underwriter of a material misstatement or omission in a prospectus or other document and has provided updated prospectuses or other documents correcting such misstatement or omission.


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            (b) Each Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investi gating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds to each such Holder of securities sold as contemplated herein.

            (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice in writing to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense; provided, however, that the Indemnifying Parties shall pay the expense of one counsel for all similarly situated Indemnified Parties if representation of such Indemnified Parties by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Parties and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 5, unless such failure prejudices the ability of the Indemnifying Party to defend against the claims asserted against the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably


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request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

            (d) If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the stockholders offering securities in the offering (the "Selling Stockholders") on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Selling Stockholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Stockholders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 5(d) hereof. Notwithstanding the provisions of this
Section 5(d), no Selling Stockholder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the net proceeds received by such Selling Stockholder pursuant to the sale of securities contemplated herein. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      6. Information by Holder. Each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

      7. "Lock-Up" Agreement. Each Stockholder, if requested by the Company and the managing underwriter of an offering by the Company of Common Stock or other securities of the Company pursuant to a Registration Statement, shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not to exceed ninety (90) days unless the underwriters of any such registration impose a longer period on all participants) following the effective date of such Registration Statement; provided that all executive officers and directors of the Company enter into similar agreements.


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      8. Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder a right to require the Company to initiate any registration of any securities of the Company or to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder which is superior to the rights granted hereunder, except with the prior written consent of the holders of a majority of the Registrable Securities.

      9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

            (a) use its best efforts to make and keep public information available as those terms are understood and defined in Rule 144 at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

            (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (c) so long as the Holders own any Restricted Securities, furnish to the Holders forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holders may reasonably request in availing themselves of any rule or regulation of the Commission allowing the Holders to sell any such securities without registration.

      10. Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to the Holders by the Company under
Section 4 may be transferred or assigned, provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes the obligations of the Holders under this Agreement, and provided further that said transferee or assignee is not a Competitor or an affiliate of a Competitor of the Company. A "Competitor" shall mean any of the following: AC Nielsen, Ceridian, Nielsen Media Research, Inc., Forrester Research, IntelliQuest, Odessey, Reuters, Site-Centric measurement systems (e.g. Internet Profiles Corporation), Consumer-Centric measurement systems (e.g. PC Data), International Data Corporation, Gartner Group, @Plan, United News and Media, VNU, WPP and any others which, now or in the future, compete directly with the Company.

      11. Termination. The provisions of Sections 4.1, 4.2 and 4.3 of this Agreement shall terminate on the third anniversary of the date of this Agreement.

      12. Cancellation of Investors' Rights Agreement. To the extent that a Stockholder is a party to the Investors' Rights Agreement, such Stockholder hereby agrees to the cancellation of the Investors' Rights Agreement with effect from the Closing Date.

      13. Consent. The Company hereby represents and warrants that the performance of this Agreement will not conflict with that certain registration rights agreement dated as of November 5, 1998 by and among the Company and certain of its security holders and no consent other than any consents obtained by the Company is required to enter into this Agreement.

      14. Amendment; Waiver. No amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument executed by the Holders of a majority of the Registrable Securities. No waiver of any provision of this Agreement shall be valid unless it is expressed in a written instrument duly executed by the party or parties making such waiver. The failure of any party to insist, in any one or more instances, on performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition but the obligation of any party with respect thereto shall continue in full force and effect.

      15. Specific Performance. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement, and if any party hereto shall institute an action or proceeding to enforce the provisions hereof, any person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

      16. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, return receipt requested, or transmitted by facsimile or delivered either by hand, by messenger or by nationally recognized overnight courier, addressed:

            (a) if to the Holders, at the addresses set forth on the Schedule I attached hereto or at such other address as they shall have furnished to the Company in writing.

            (b) if to any other holder of securities of the Company at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, and

            (c) if to the Company, to the following address, or at such other address as the Company shall have furnished to the Holders,

                        250 Park Avenue South
                        7th Floor
                        New York, New York
                        10003
                        Attention: Tod Johnson

          with a copy to:

                        Fulbright & Jaworski L.L.P.
                        666 Fifth Avenue
                        New York, New York 10103
                        Attention:  Richard Gilden
                        Fax: (212) 752-5958

      Alternatively, to such other address as a party hereto supplies to each other party in writing.

      17. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted transferees, successors and assigns of the parties hereto, whether so expressed or not.

      18. Governing Law. This Agreement is to be governed by and interpreted under the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

      19. Titles and Subtitles. The titles of the sections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

      20. Severability. The invalidity or unenforceability of any provisions of this Agreement shall not be deemed to affect the validity or enforceability of any other provision of this Agreement.

      21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      22. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, arrangements and understandings, whether written or oral, with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                       MEDIA METRIX, INC.


                                       By: /s/ Mary Ann Packo
                                           -------------------------------------
                                           Name: Mary Ann Packo
                                           Title: President

                           COUNTERPART SIGNATURE PAGE

      The undersigned, intending to be bound by and become a party to, the Registration Rights Agreement dated as of first set forth herein by and among Media Metrix, Inc. (the "Company") and the other signatories hereto does hereby execute this Counterpart Signature Page to said Registration Rights Agreement.

                                      DAN WELD

                                      By: /s/ Dan Weld
                                          --------------------------------------

                                      Title: Not Applicable


                                      CRAIG B. HORMAN

                                      By: /s/ Craig B. Horman
                                          --------------------------------------

                                      Title: Not Applicable


                                      MADRONA INVESTMENT GROUP LLC

                                      By: /s/ illegible
                                          --------------------------------------

                                      Title: ___________________________________


                                      JAMES T. BARTOT

                                      By: /s/ James T. Bartot
                                          --------------------------------------

                                      Title: Vice President Engineering

                                      NORTHWEST VENTURE PARTNERS II LP

                                      By: /s/ Thomas Simpson
                                          --------------------------------------

                                      Title: President


                                      INLAND INVESTMENT INVESTORS LP

                                      By: /s/ Thomas Simpson
                                          --------------------------------------

                                      Title: President


                                      RICHARD LEFURGY

                                      By: /s/ Richard LeFurgy
                                          --------------------------------------

                                      Title: Not Applicable


                                      CNA TRUST, TRUSTEE FOR VLG 401 (K) FBO:
                                      CRAIG SHERMAN

                                      By: /s/ illegible
                                          --------------------------------------

                                      Title: Vice President


                                      REDLEAF VENTURE II, LP

                                      By: /s/ illegible
                                          --------------------------------------

                                      Title: General Partner

                                      VLG INVESTMENT 1998

                                      By: /s/ illegible
                                          --------------------------------------

                                      Title: Director


                                      VLG INVESTMENT 1998

                                      By: /s/ illegible
                                          --------------------------------------

                                      Title: Director


                                      VLG INVESTMENT 1999

                                      By: /s/ illegible
                                          --------------------------------------

                                      Title: Director


                                      GUIDE FIND II LP

                                      By: /s/ illegible
                                          --------------------------------------

                                      Title: Managing Director


                                      SCOTT MILBURN

                                      By: /s/ Scott Milburn
                                          --------------------------------------

                                      Title: Not Applicable

                                      WILLIAM W. ERICSON

                                      By: /s/ William W. Eriscon
                                          --------------------------------------

                                      Title: Not Applicable


                                      CRAIG SHERMAN

                                      By: /s/ Craig Sherman
                                          --------------------------------------

                                      Title: Not Applicable


                                      KEITH GRINSTEIN

                                      By: /s/ Keith Grinstein
                                          --------------------------------------

                                      Title: Not Applicable


                                      WILL HODGMAN

                                      By: /s/ Will Hodgman
                                          --------------------------------------

                                      Title: President & Chief Executive Officer


                                      LINDEN RHOADS

                                      By: /s/ Linden Rhoads
                                          --------------------------------------

                                      Title: Not Applicable

                                      1998 WELD CHILDREN'S TRUST

                                      By: /s/ Dan Weld
                                          --------------------------------------

                                      Title: Not Applicable


                                      SCOTT MILBURN

                                      By: /s/ Scott Milburn
                                          --------------------------------------

                                      Title: Not Applicable